==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               HOENIG GROUP INC.
             (Exact name of registrant as specified in its charter)

                             DELAWARE                                                           13-3625520
  (State or other jurisdiction of incorporation or organization)                   (I.R.S. Employer Identification No.)

                       ROYAL EXECUTIVE PARK
                      4 INTERNATIONAL DRIVE
                       RYE BROOK, NEW YORK                                                        10573
             (Address of Principal Executive Offices)                                           (Zip Code)

                              HOENIG GROUP INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            KATHRYN L. HOENIG, ESQ.
                                   SECRETARY
                               HOENIG GROUP INC.
                              ROYAL EXECUTIVE PARK
                             4 INTERNATIONAL DRIVE
                           RYE BROOK, NEW YORK 10573
                    (Name and address of agent for service)

                               (914) 935-9000
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                            MALCOLM P. WATTMAN, ESQ.
                         CADWALADER, WICKERSHAM & TAFT
                                100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038

                            ---------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
            TITLE OF SECURITIES                 AMOUNT TO        PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
              TO BE REGISTERED              BE REGISTERED(1)    OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
                                                                     SHARE(2)                 PRICE(1)(2)             FEE(1)(2)
===================================================================================================================================
Common Stock, $.01 par value................ 500,000 shares          $4.625                  $2,312,500               $797
===================================================================================================================================

(1)  Represents  shares  authorized for issuance  under the Hoenig Group Inc. 1996 Employee  Stock  Purchase Plan.  Pursuant to
     Rule 416, this  Registration  Statement also covers such  additional  securities as may become  issuable under the Hoenig
     Group Inc. 1996 Employee Stock Purchase Plan through operation of anti-dilution provisions.

(2)  Estimated  solely for purposes of calculating  the  registration  fee, in accordance with Rules 457(c) and 457(h) using the average of the high and low prices of the Registrant's Common Stock as quoted on the Nasdaq National Market on
     December 5, 1996.


===================================================================================================================================

                                                 HOENIG GROUP INC.

                                               CROSS REFERENCE SHEET






                   FORM S-3 ITEM NUMBER AND HEADING                          PROSPECTUS CAPTION OR LOCATION
                   --------------------------------                          ------------------------------

1.Forepart of the Registration Statement and Outside
  Front Cover Page of Prospectus......................................Outside Front Cover Page of Prospectus

2.Inside Front and Outside Back Cover Pages of Prospectus.............Inside Front Cover Page of Prospectus

3.Summary Information, Risk Factors and Ratio of Earnings
  to Fixed Charges...................................................The Company

4.Use of Proceeds.....................................................Not Applicable

5.Determination of Offering Price.....................................Not Applicable

6.Dilution............................................................Not Applicable

7.Selling Security Holders............................................Selling Stockholders

8.Plan of Distribution................................................Outside Front Cover Page of Prospectus;
                                                                      Selling Stockholders

9.Description of Securities to be Registered..........................Not Applicable

10.Interests of Named Experts and Counsel.............................Not Applicable

11.Material Changes...................................................Not Applicable

12.Incorporation of Certain Information by Reference..................Incorporation of Certain Documents by
                                                                      Reference
13.Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities.........................................Indemnification

                          EXPLANATORY NOTE

   This Registration Statement is being filed in order to register 500,000 shares of the Registrant's common stock, par value $.01 per share ("Common Stock"), issuable under the Hoenig Group Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan"). The shares of Common Stock being registered pursuant to this Registration Statement are referred to herein as the "Shares." This Registration Statement covers the original issuance of the Shares described in this paragraph as well as the reoffer and resale of such Shares to the extent owned by certain corporate officers or directors of the Registrant (collectively, the "Selling Stockholders") described under the caption "Selling Stockholders" in the prospectus meeting the requirements of Part I of Form S-3 contained in this Registration Statement and described below.

   A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the 1996 Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

   A prospectus meeting the requirements of Part I of Form S-3 which covers the reoffer and resale by the Selling Stockholders named therein of the Shares acquired, or to be acquired, by them under the 1996 Plan is contained in this Registration Statement.

PROSPECTUS
                 , 1996

                           HOENIG GROUP INC.
                   1996 EMPLOYEE STOCK PURCHASE PLAN
                    500,000 SHARES OF COMMON STOCK

   This Prospectus relates to 500,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of Hoenig Group Inc., a Delaware corporation (together with its subsidiaries, the "Company"), which may be offered from time to time by the persons named in this Prospectus under "Selling Stockholders" (the "Selling Stockholders") in connection with the Company's 1996 Employee Stock Purchase Plan (the "1996 Plan").

   The Shares will be sold, or otherwise disposed of, for the account of the Selling Stockholders and the Company will not receive any proceeds from such transactions.

   The Selling Stockholders may offer the Shares for sale at the prices prevailing on the principal markets on which the Shares are then traded on the date of sale or may sell, or otherwise dispose of, the Shares in privately negotiated transactions or donate the Shares to charitable institutions or other persons, which in turn may offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of the Shares in privately negotiated transactions or through donations. The Selling Shareholders also may pledge the Shares as collateral to secure borrowings and the pledgees may in the event of foreclosure, offer the Shares for sale at prices prevailing on the principal markets on which the Shares are traded, or sell, or otherwise dispose of, the Shares in privately negotiated transactions. Any of the foregoing transactions may involve the disposition of Shares directly to acquirers (which may include market makers and other dealers) or through a broker or brokers at prices that cannot be presently determined. All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

   The Selling Stockholders, and the brokers or dealers through whom sales of the Shares are made, may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). In addition, any profits realized by the Selling Stockholders, or such brokers or dealers, on the sale of the Shares may be deemed to be underwriting commissions.

   The Common Stock is traded on the Nasdaq National Market under the symbol "HOEN." On December 5, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $4.625. Prospective acquirers of Shares are urged to obtain a current price quotation.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

   This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares offered hereby in any jurisdiction in which such offer or solicitation may be unlawful. No person has been authorized to give any information or to make any representations and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Except as otherwise indicated, neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                          TABLE OF CONTENTS




                                                                  PAGE

Available Information................................................2

Incorporation of Certain Documents by Reference......................2

The Company..........................................................4

Selling Stockholders.................................................4

Experts..............................................................4

Legal Matters........................................................4

Indemnification......................................................4

                      -----------------

                   AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

   The Company has filed with the Commission under the Securities Act a registration statement on Form S-8 with respect to the Shares offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which are available for inspection without charge at the principal office of the Commission in Washington, D.C. Copies of the material containing this information may be obtained from the Commission upon payment of the prescribed fee.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the Commission are incorporated herein by reference:

   (a) The Company's Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act for the fiscal year ended December 31, 1995 (the "1995 10-K").

   (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1995 10-K.

   (c) The description of the Common Stock contained in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating or otherwise amending that description.

   (d) All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement.

   The Company will provide, without charge, to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference into the Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

                    Hoenig Group Inc.
                  Royal Executive Park
                  4 International Drive
                Rye Brook, New York 10573
            Attention: Stockholder Relations
                Telephone: (914) 935-9000

   Additional updating information with respect to the matters discussed in this Prospectus may be provided in the future by means of appendices or supplements to this Prospectus or other documents.

                                  THE COMPANY

   The principal executive offices of the Company are located at Royal Executive Park, 4 International Drive, Rye Brook, New York 10573 (Tel.
(914) 935-9000).

   Additional information regarding the Company is contained in the documents listed above under the caption "Incorporation of Certain Documents by Reference."

                           SELLING STOCKHOLDERS

   This Prospectus may be used by certain corporate officers and directors of the Company for the resale to the public of Shares to be issued under the 1996 Plan. The Shares to be issued under the 1996 Plan will have been registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. Certain of such officers and directors may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder and such Shares may be deemed to be "control securities" within the meaning of the General Instructions to Form S-8. The control securities referred to in this paragraph may also be resold pursuant to Rule 144 under the Securities Act or in other transactions exempt from registration.

   The persons who may resell Shares are referred to in this Prospectus collectively as "Selling Stockholders." The names of the Selling Stockholders, their relationships to the Company, and the number of shares of Common Stock that they beneficially own and the amount of Shares owned by each such person which are available for resale pursuant to this Prospectus will be set forth in a supplement to this Prospectus at the time of sale. Neither the statements contained in this Prospectus or the Registration Statement nor the delivery of this Prospectus in connection with a sale, or other disposition, by any Selling Stockholder shall be deemed an admission by the Company or any Selling Stockholder that any Selling Stockholder is in a control relationship with the Company.

   The Company does not know whether any of the Selling Stockholders will use this Prospectus in connection with the offer or sale of any Shares, or, if this Prospectus is so used, how many Shares will be offered or sold.

                                  EXPERTS

   The consolidated financial statements of the Company appearing in the 1995 10-K have been examined by Deloitte & Touche LLP and Richard A. Eisner & Company, LLP as set forth in their report included therein and incorporated herein by reference. The financial statements of Hoenig & Company Limited appearing in the 1995 10-K have been examined by Deloitte & Touche, chartered accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of such accountants pertaining to such financial statements and upon the authority of such firms as experts in auditing and accounting. Audited financial statements to be included in subsequently filed documents will be incorporated herein in reliance upon the reports pertaining to such financial statements of such independent accountants as are the Company's and Hoenig & Company Limited's auditors from time to time (to the extent covered by consents filed with the Commission) and upon the authority of such accountants as experts in auditing and accounting.

                              LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed upon for the Company by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

                             INDEMNIFICATION

   Section 145 of the General Corporation Law of Delaware, under which the Company is organized, permits, and the By-laws of the Company require, the Company to indemnify an officer or director of the Company, or of any wholly-owned subsidiary of the Company, or of any other entity or enterprise that the Board of the Company may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Section 145 permits, and the By-laws require, the Company to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Company is required to indemnify him or her against all expenses, including attorneys' fees, actually or reasonably incurred by him or her in connection with such proceeding. In accordance with the General Corporation Law of Delaware, the Company's Certificate of Incorporation limits a director's exposure to personal monetary liability for breach of his fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of Delaware.

   The Company also maintains directors and officers' liability insurance which, with certain exceptions, insures such directors and officers against liabilities which they may incur in their respective capacities as such.

                               PART II


         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents which have been filed by Hoenig Group Inc. (the "Registrant") with the Commission are hereby incorporated by reference into this Registration Statement:

   (a) The Registrant's Annual Report on Form 10-K filed pursuant to Section 13 of the Exchange Act for the fiscal year ended December 31, 1995;

   (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above;

   (c) The description of the Common Stock contained in the Registrant's Registration Statements under Section 12 of the Exchange Act, together with all amendments and reports filed with the Commission for the purposes of updating that description; and

   (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law, under which the Registrant is organized, permits, and the By-laws of the Registrant require, the Registrant to indemnify an officer or director of the Registrant, or of any wholly-owned subsidiary of the Registrant, or any other entity or enterprise that the board of directors of the Registrant may designate by resolution, who was or is a party or is threatened to be made a party to any "proceeding" (including a lawsuit) because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant. Section 145 permits and the By-laws require, the Registrant to advance expenses incurred in defending such a proceeding under certain circumstances. If the officer or director is successful on the merits or otherwise, the Registrant is required to indemnify him or her against all expenses, including attorneys' fees, actually or reasonably incurred by him or her in connection with such proceeding. In accordance with the General Corporation Law of Delaware, the Registrant's Certificate of Incorporation limits a director's exposure to personal monetary liability for breach of his or her fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

   The Company also maintains directors and officers' liability insurance which, with certain exceptions, insures such directors and officers against liabilities which they may incur in their respective capacities as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
       NO.                            IDENTIFICATION

       4.1 Certificate of Incorporation of the Registrant (Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.)

       4.2 Amended and Restated By-laws of the Registrant (Incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

       5.1        Opinion of Cadwalader, Wickersham & Taft.

      10.7        The Hoenig Group Inc. 1996 Employee Stock Purchase Plan

      23.1 Consent of Cadwalader, Wickersham & Taft (included in its opinion filed as Exhibit 5.1 to this Registration Statement.)

      23.2        Consent of Deloitte & Touche LLP

      23.3        Richard A. Eisner & Company, LLP

ITEM 9.  UNDERTAKINGS.

   The Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the

     Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Act, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on December 5, 1996.

                               HOENIG GROUP INC.


                               By:
                                  -------------------------
                                      Fredric P. Sapirstein
                               Title: Chief Executive Officer and President

                         POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fredric P. Sapirstein and Alan B. Herzog and each of them, his true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 1996.


     SIGNATURE                                     TITLE



-----------------------         Chief Executive Officer, President, Chairman of
FREDRIC P. SAPIRSTEIN              the Board and Director



-----------------------         Executive Vice President, Director
MAX H. LEVINE


-----------------------         Chief Operating Officer and Director
ALAN B. HERZOG


-----------------------          Director
ROBERT F. DONAHUE


-----------------------          Director
NIGEL JOHNSON-HILL


-----------------------          General Counsel, Secretary and Director
KATHRYN L. HOENIG


-----------------------          Director
NICHOLAS E.E. DESTEFANO


-----------------------          Director
MARTIN F.C. EMMETT


-----------------------          Director
ROBERT SPIEGEL


-----------------------          Chief Financial Officer and Principal
LOUIS T. LYNN                         Financial/Accounting Officer

                              INDEX TO EXHIBITS



 EXHIBIT
    NO.                           IDENTIFICATION                                                             PAGE
--------                          --------------                                                             ----


   4.1        Certificate  of  Incorporation  of the Registrant  (Incorporated  herein by reference to the
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991)........

   4.2        Amended and  Restated  By-laws of the  Registrant  (Incorporated  herein by reference to the
              Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991)........

   5.1        Opinion of Cadwalader, Wickersham & Taft....................................................

  10.7        The Hoenig Group Inc. 1996 Employee Stock Purchase Plan.....................................

  23.1        Consent of  Cadwalader,  Wickersham & Taft  (included in its opinion filed as Exhibit 5.1 to this Registration Statement)................................................................

  23.2        Consent of Deloitte & Touche LLP............................................................

  23.3        Richard A. Eisner & Company, LLP............................................................
